NEWS RELEASE

Mercer Gold Reports Significant Drill Progress and Continued Results at
Guayabales Gold Project in Colombia

Vancouver, Mar. 10, 2011/Marketwire/ -- Mercer Gold Corporation ("Mercer Gold" or the "Company") (MRGP-OTCQB, AN4-Frankfurt), a gold exploration company focused on Colombia, reports significant drill progress as outlined in the table below derived from its Guayabales Gold Project in the Department of Caldas in Colombia, near the town of Marmato. Additionally, surveying in anticipation of performing both magnetic and I.P. surveying is underway.

President and CEO Rahim Jivraj explains, “We’ve made tremendous progress in exploration since we began in April 2010, while the price of gold has reached all time highs. Our basic exploration has produced results – we’ve identified three, never before known zones of interest and have verified this with independent review.”

“As you can see by the results here, we are drilling our seventh hole and all of the holes appear to have some gold mineralization. The recently announced drill hole MGDH-05 results appear very encouraging and potentially connect us to the neighboring Marmato discovery. We are currently conducting additional exploration activities to give us more insight into the potential of the targets and I look forward to continued results.”

Marmato Mountain is the site of a nearly 10 million ounce plus gold discovery developed directly adjacent to Mercer Gold’s exploration target.

“Corporately, we’ve made strong advances in regards to our TSXV application and the concurrent financing. Listing on the TSX Venture Exchange, combined with the proposed financing, will launch us to the next generation of our business. We are on target, on track and preparing for the next phase of results," adds Jivraj.

The Company continues to drill at its Guayabales Gold Project under the guidance of the Company’s VP of Exploration, James M. Stonehouse. He characterizes the new discoveries as exactly what the management had hoped to identify.

 “We are quite encouraged that we are finding parallel mineralized structures, which we had predicted coming out of the Marmato district,” states Stonehouse. “In the Encanto Zone, we continue to hit consistent mineralization which, at today’s prices, may represent a viable target in its own right. We’re still in early stages, but we hope to find mineralization in numerous parallel veins here similar to Marmato.”

Significant results to date are demonstrated in Table 1: Currently, the drill is working on Hole MGDH-06a. Partial results are available for hole MGDH-05, as a significant portion of the samples between 158 and 316 meters have been delayed for over limit samples.

Table 1 Results: All of these results come from holes collared in the Encanto zone ofmineralization, which is a structurally controlled zone from 6-30 meters in thickness that is interpreted to run in excess of 1 kilometer across the Guayabales property from SE to NW. The deeper portions of holes MGDH-03 and MGDH-05 are drilled through the Encanto zone and continue to depth in order to investigate the potential for deeper Marmato style mineralization extending from the neighboring Echandia area of Marmato.

Between the two reported zones above in Hole MGDH-03, there were 19 distinct intercepts encountered over 0.200 g/t gold over intervals exceeding 2 meters and with values as high as 1.309 g/t gold. In the deeper portions of Hole MGDH-05, between 316 meters and 540 meters, there 15 intercepts of at least 2 meters exceeding 0.200 g/t gold with one measuring 44 meters of 0.337 g/t gold between 384 and 428 meters. These multiple parallel mineralized zones are interpreted to be an expression of the Marmato type mineralization at depth.

Geophysics: Surveyors are currently on the property placing lines for geophysical surveys including Magnetics, Induced Polarization, Resistivity, and VLF. All of these studies are scheduled to be underway by the end of March. The intent of the geophysics is to assist in mapping rock type and alteration where cover makes this difficult and to identify alteration and mineralization associated with a mapped copper-gold bearing porphyry in the NE portion of the property.

Upcoming plans: Mercer intends to continue drilling on the Encanto and three other targets identified within the Guayabales concession through October with the intent of taking the project to the resource estimate stage. A total of 18,000 meters should be drilled by that time. The geophysics and ongoing mapping and sampling will assist all of the drill targeting.

Comments on Sampling, Assaying, and QA/QC: Mercer’s samples were collectedin accordance with accepted industry standards and procedures. The program was carried out by Mercer personnel under close geologic supervision. Samples were submitted using in-house QA/QC protocols employing commercially purchased standards to Acme Laboratories commercial preparation laboratory in Medellin, Colombia. A series of commercially prepared standards was used to verify precision and accuracy in analysis.

About Mercer Gold Corporation.

Mercer Gold Corporation is a focused exploration company with one major asset: the Guayabales Gold Project located in the Marmato Gold District, in Caldas, Colombia. The company’s priority mining target is bulk-tonnage, gold-silver deposits that are amenable to open pit mining as well as higher grade gold-silver mineralization that can be drawn out with selective underground mining techniques. Historically, Colombia has been one of the largest gold producers in the world and the Colombian mining industry remains one of the most dynamic and promising sectors of the Colombian economy. Mercer Gold is committed to respectful, social responsibility programs that ensure the enrichment of the communities they serve.

James M. Stonehouse, CA P.Geo. #5518, is a Qualified Person for the purposes of National Instrument 43-101 Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators. He has prepared, reviewed and verified the technical information contained in this news release.

For further information see: www.mercergoldcorp.com
Symbol:	OTCQB: MRGP; Frankfurt: AN4

Contact:	Rahim Jivraj, President
Tel.:	1-604-681-3130

Disclaimer for Forward-Looking Information:

Certain statements in this release are forward-looking statements, which reflect the expectations of management. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to the Company’s further drilling, its expectations to receive results or its ongoing exploration program. Such statements are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. No assurance can be given that any of the events anticipated by the forward-looking statements will occur or, if they do occur, what benefits the Company will obtain from them. These forward-looking statements reflect management's current views and are based on certain expectations, estimates and assumptions which may prove to be incorrect. A number of risks and uncertainties could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, including: (1) a downturn in general economic conditions in North America and internationally, (2) the inherent uncertainties and speculative nature associated with mineral exploration and production, (3) a decreased demand for minerals and fluctuations in the price of such minerals, (4) any number of events or causes which may delay or cease exploration and development of the Company's property interests, such as environmental liabilities, weather, mechanical failures, safety concerns and labor problems; (5) the risk that the Company does not execute its business plan, (6) political and foreign risks, (7) inability to retain key employees, (8) inability to finance operations and growth, and (9) other factors beyond the Company's control. These forward-looking statements are made as of the date of this news release and, except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons why actual results differed from those projected in the forward-looking statements. We seek safe harbor.